EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

WESTERN ALLIANCE BANCORPORATION

Common Stock, par value $0.0001 per share

$11.50 per share

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made and entered into by and between Western Alliance Bancorporation, a Nevada corporation (the “Corporation”), and each purchaser identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”) with respect to each Investor’s purchase, severally and not jointly, of the number of shares of common stock of the Corporation, par value $0.0001 per share, set forth on the signature pages hereto (the “Shares”).

RECITALS

A. The Corporation and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Corporation will agree to provide certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation and the Investors hereby agree as follows:

1.	SUBSCRIPTION

1.1.	Purchase of Shares

Subject to the terms and conditions of this Agreement each Investor hereby subscribes to purchase the number of Shares set forth on such Investor’s signature page hereto at a price of $11.50 per Share. Upon receipt of the Corporation Deliverables (as defined in Section 1.3), each Investor shall deliver to the Corporation by wire transfer to such account or accounts the Company may designate the aggregate amount to be paid for the Shares purchased hereunder as indicated on such Investor’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)” in United States dollars and in immediately available funds.

1.2.	Acceptance and Irrevocability of Subscription
The Investor understands and acknowledges that:

(a) This Agreement is not binding on the Corporation until the Corporation accepts it, which acceptance is at the Corporation’s sole and absolute discretion and will be evidenced by its execution of this Agreement.

(b) Except as otherwise provided by law, the Investors are not entitled to cancel, terminate or revoke this subscription or any other provision of this Agreement, except that the Investors shall have no obligations hereunder in the event that this subscription is for any reason rejected or the offering of the Shares is for any reason canceled or terminated, including in accordance with Section 7.10 of this Agreement.

1.3.	Closing

The purchase and sale of the Shares (the “Closing”) shall take place at 10:00 a.m. Las Vegas, Nevada time at the offices of the Corporation on September 30, 2008, or at such other time and place as are designated by the Corporation (which time and place are designated as the “Closing Date”). On or prior to the Closing Date, the Corporation shall issue, deliver or cause to be delivered to each Investor the following (the “Corporation Deliverables”):

(i) this Agreement, duly executed by the Corporation;

(ii) unless otherwise agreed to by the Corporation and an Investor, facsimile copies of one or more stock certificates, free and clear of all restrictive and other legends (except as provided in Section 3.10 hereof), evidencing the Shares subscribed for by the Investor hereunder, registered in the name of such Investor, with the original stock certificates delivered within three (3) business days of Closing;

(iii) a legal opinion from each of in-house counsel and outside counsel for the Corporation, dated as of the Closing Date, covering such matters as are set forth on Exhibit B attached hereto, executed by each such counsel and addressed to the Investors;

(iv) the Registration Rights Agreement, duly executed by the Corporation;

(v) duly executed Irrevocable Transfer Agent Instructions in the form of Exhibit C, executed by the Corporation and delivered to and acknowledged in writing by the Corporation’s transfer agent;

(vi) a certificate of the Secretary of the Corporation, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Corporation or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the issuance of the Shares, (b) certifying the current versions of the certificate or articles of incorporation, as amended, and by-laws of the Corporation and (c) certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Corporation;

(vii) a certificate, dated as of the Closing Date and signed by the Corporation’s Chief Executive Officer or its Chief Financial Officer, certifying (A) the truth and accuracy of the Corporation’s representations and warranties contained in this Agreement and (B) the performance by the Corporation of all covenants, agreements and conditions contained in this Agreement; and

(viii) a certificate evidencing the formation and good standing of the Corporation in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within five (5) business days of the Closing Date.

2.	CORPORATION REPRESENTATIONS AND WARRANTIES

The Corporation hereby represents and warrants to each Investor that:

2.1.	Subsidiaries; Organization and Standing

The Corporation has no direct or indirect subsidiaries other than those listed in Schedule 2.1 hereto (the “Subsidiaries”). Except as disclosed in Schedule 2.1 hereto, the Corporation owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

The Corporation and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Neither the Corporation nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Corporation and each of its Subsidiaries has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business.

The Corporation has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

The Corporation is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHC Act”). Each of the Corporation’s depository institution Subsidiaries’ deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation, and all premiums and assessments required to be paid in connection therewith have been paid when due.

2.2.	Capitalization

The authorized capital stock of the Corporation consists of 100,000,000 shares of common stock (the “Common Stock”), of which 34,101,150 shares are issued and outstanding as of September 24, 2008. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement that have not been effectively waived as of the Closing Date.

2.3.	Authorization

The execution, delivery and performance of this Agreement by the Corporation, the fulfillment of and compliance with the respective terms and provisions hereof, and the due consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Corporation (none of which actions have been modified or rescinded, and all of which actions are in full force and effect).

2.4.	Binding Obligation

When executed by the Corporation, this Agreement will constitute a valid and binding obligation of the Corporation, enforceable in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable laws.

2.5.	Title to Stock

Upon payment by the Investor of the purchase price, acceptance by the Corporation of this Agreement, and delivery by the Corporation to the Investor of certificates for the Shares, the Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable, and the Investor will acquire good, valid and marketable title thereto, free and clear of all mortgages, liens, pledges, charges, claims, security interests, agreements, encumbrances and equities whatsoever (other than any created by the Investor).

2.6.	Consents

The Corporation is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter, bylaw, contract, commitment, lease, agreement, instrument or other restriction of any kind that would prevent the Corporation’s consummation of this Agreement or any of the transactions contemplated hereby without the consent of any third party or that would result in any penalty, forfeiture or other termination as a result of such consummation (except, in each case, to the extent that consents or waivers have been obtained).

2.7.	Absence of Violation

Neither the execution or delivery of this Agreement by the Corporation nor the consummation of the transactions contemplated hereby by the Corporation constitutes a violation or default under or conflicts with, or will result in the creation of any encumbrance on any of the assets owned by the Corporation under, any term or provision of the Articles of Incorporation or Bylaws of the Corporation, or any material contract, commitment, lease, instrument, or agreement to which the Corporation is a party or by which the Corporation is bound.

2.8.	SEC Reports; Disclosure Materials
Except as disclosed in Schedule 2.8 hereto:

The Corporation has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Corporation was required by law or regulation to file such material) (the foregoing materials and any additional materials filed by it under the Exchange Act, including in each case the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Corporation has never been an issuer subject to Rule 144(i) under the Securities Act.

2.9.	Financial Statements
Except as disclosed in Schedule 2.9 hereto:

The financial statements of the Corporation included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Corporation and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

2.10.	Material Changes
Except as disclosed in Schedule 2.10 hereto:

Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a material and adverse effect on the results of operations, assets, liabilities, business or financial condition of the Corporation and the Subsidiaries, taken as a whole (a “Material Adverse Effect”), (ii) the Corporation has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Corporation ‘s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, or (iii) the Corporation has not altered materially its method of accounting or the manner in which it keeps its accounting books and records.

2.11.	Litigation
Except as disclosed in Schedule 2.11 hereto:

There is no action which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shares or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Corporation nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Corporation’s knowledge there is not pending or contemplated, any investigation by the Commission involving the Corporation or any current or former director or officer of the Corporation. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Corporation or any of its Subsidiaries under the Exchange Act or the Securities Act.

2.12. Compliance

Neither the Corporation nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Corporation or any of its Subsidiaries under), nor has the Corporation or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Corporation or its properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Corporation, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

2.13. Regulatory Permits

The Corporation and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective business as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Corporation nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Material Permits.

2.14. Insurance

The Corporation and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Corporation believes to be prudent and customary in the businesses and locations in which the Corporation and the Subsidiaries are engaged. Neither the Corporation nor any of its Subsidiaries has received any written notice of cancellation of any such insurance.

2.15. Internal Accounting Controls

Except as disclosed in the SEC Reports, the Corporation and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

2.16. Sarbanes-Oxley; Disclosure Controls

The Corporation is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Corporation has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Corporation and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Corporation in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Corporation’s certifying officers have evaluated the effectiveness of the Corporation’s disclosure controls and procedures as of the end of the period covered by the Corporation’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Corporation presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Corporation’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting.

2.17. Certain Fees

No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Corporation or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Corporation. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

2.18. Private Placement; Trading Market

Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Corporation to the Investors under this Agreement. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the New York Stock Exchange.

2.19. Investment Company

The Corporation is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Corporation shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

2.20. Listing and Maintenance Requirements

The Corporation’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Corporation has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Corporation received any notification that the Commission is contemplating terminating such registration. The Corporation has not, in the 12 months preceding the date hereof, received written notice from the trading market on which the Common Stock is listed or quoted to the effect that the Corporation is not in compliance with the listing or maintenance requirements of such trading market. The Corporation is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

2.21. Disclosure

The Corporation confirms that neither it nor any of its officers or directors nor any other person acting on its or their behalf has provided any Investor or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of this Agreement and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Corporation in the press release as contemplated by Section 4.5 hereof. The Corporation understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Corporation. No event or circumstance has occurred or information exists with respect to the Corporation or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Corporation but which has not been so publicly announced or disclosed (assuming for this purpose that the Corporation’s reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Corporation under the Securities Act), except for the announcement of this Agreement and related transactions.

2.22. No Integrated Offering

Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3, none of the Corporation, its Subsidiaries nor, to the Corporation’s knowledge, any of its affiliates or any person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Corporation security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Corporation of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Corporation for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the New York Stock Exchange.

2.23. No General Solicitation

Neither the Corporation nor any person acting on behalf of the Corporation has offered or sold any of the Shares by any form of general solicitation or general advertising. The Corporation has offered the Shares for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

2.24. Off Balance Sheet Arrangements

There is no transaction, arrangement, or other relationship between the Corporation (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Corporation in its Exchange Act filings and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

2.25. Regulation M Compliance

The Corporation has not, and to the Corporation’s knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Corporation or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Corporation.

2.26. Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations

Neither the Corporation nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2006, has adopted any board resolutions at the request of, any governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Corporation or any Subsidiary been advised since December 31, 2006 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.

The Corporation has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause any of its Subsidiary banking institutions: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Corporation is not aware of any facts or circumstances which would cause it to believe that any nonpublic customer information has been disclosed to or accessed by an unauthorized third party.

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Corporation and each Subsidiary has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. None of the Corporation, any Subsidiary or any director, officer or employee of the Corporation or any Subsidiary has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

As of December 31, 2007, the Corporation’s Subsidiary insured depository institutions meet or exceed the standards necessary to be considered “adequately capitalized” under the Federal Deposit Insurance Corporation’s regulatory framework for prompt corrective action.

3.	INVESTOR REPRESENTATIONS AND WARRANTIES

Each Investor hereby, for itself and for no other Investor, represents and warrants as of the date hereof and as of the Closing Date to the Corporation as follows:

3.1.	Organization and Standing; Legal Capacity

If the Investor is a partnership, corporation, trust or other entity or association (an “Entity”), the Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to own, lease and operate its assets, properties and business; to carry on its business as now conducted; to execute and deliver this Agreement; and to perform fully its obligations hereunder. If the Investor is a natural person, the Investor has the full and unrestricted legal capacity to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

3.2.	Authorization

If the Investor is an Entity, the execution, delivery and performance of this Agreement by the Investor, the fulfillment of and the compliance with the respective terms and provisions hereof, and the due consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action on the part of the Investor (none of which actions have been modified or rescinded, and all of which actions are in full force and effect).

3.3.	Binding Obligation

When executed by the Investor, this Agreement will constitute a valid and binding obligation of the Investor, enforceable in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable laws.

3.4.	Consents

The Investor is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter, bylaw, contract, commitment, lease, agreement, instrument or other restriction of any kind that would prevent the Investor’s consummation of this Agreement or any of the transactions contemplated hereby without the consent of any third party, that would require the consent of any third party to the consummation of this Agreement or any of the transactions contemplated hereby, or that would result in any penalty, forfeiture or other termination as a result of such consummation (except, in each case, to the extent that consents and/or waivers have been obtained).

3.5.	Absence of Violation

Neither the execution, delivery or performance of this Agreement by the Investor nor the consummation by the Investor of the transactions contemplated hereby constitutes or will constitute a violation or default under or conflicts with or will conflict with, or will result in the creation of any encumbrance on any of the assets owned by the Investor under, any term or provision of the organizational documents of the Investor, if the Investor is an Entity, or any material contract, commitment, lease, instrument, or agreement to which the Investor is a party or by which the Investor is bound, except for such conflicts, defaults, or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

3.6.	Purchase Entirely for Own Account; No Control

The Shares to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares to be received by the Investor. The Investor is not a “related party” of the Company, as such term is defined by Section 312.03(b) of the New York Stock Exchange’s Listed Company Manual. The Investor, together with its affiliates and any other party acting in concert therewith, will not, following its investment in the Shares, directly or indirectly own, control or hold with the power to vote greater than 9.99% of the currently outstanding shares of common stock of the Company.

3.7.	Disclosure of Information

The Investor has received all the information he or it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the offering of the Shares. The Investor has access to all of the Corporation’s filings with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, as amended. The foregoing, however, does not limit or modify the representations and warranties of the Corporation in Article 2 of this Agreement or the right of the Investor to rely thereon.

3.8.	Investment Experience

The Investor can bear the economic risk of the investment in the Shares and has such knowledge and experience in financial or business matters that he, she or it is capable of evaluating the merits and risks of the investment in the Shares. If the Investor is an Entity, the Investor also represents it has not been organized solely for the purpose of acquiring the Shares.

3.9.	Restricted Shares

The Investor understands that the Shares being acquired pursuant hereto are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Corporation in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act, except in certain limited circumstances.

3.10.	Legends

The Investor understands that the certificates evidencing the Common Stock will bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER FEDERAL OR STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

3.11.	Accredited Investor

The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Shares.

3.12.	Non-Solicitation

The Investor was not contacted by the Corporation or its representatives for the purpose of investing in any securities of the Corporation offered hereby through any advertisement, article, notice or any other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general advertising. The Shares were not offered or sold to Investor by any form of general solicitation or general advertising.

3.13.	Additional Information

The Investor agrees to provide promptly such information and to execute and deliver such documents as may be necessary for the Corporation to comply with any and all laws, regulations and ordinances to which it may be subject.

No Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.

4.	OTHER AGREEMENTS

4.1. Removal of Legends

The legend set forth in Section 3.10 above shall be removed and the Corporation shall issue a certificate without such legend or any other legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are registered for resale under the Securities Act (provided that, if the Investor is selling pursuant to the effective registration statement registering the Shares for resale, the Investor agrees to only sell such Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Corporation), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Corporation to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the effective date of the resale registration statement filed pursuant to the Registration Rights Agreement (the “Effective Date”) or (ii) Rule 144 becoming available for the resale of Shares, without the requirement for the Corporation to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, the Corporation shall deliver to the transfer agent irrevocable instructions that the transfer agent shall reissue a certificate representing the applicable Shares without legend upon receipt by the transfer agent of the legended certificates for such Shares. Any fees (with respect to the transfer agent or otherwise) associated with the removal of such legend shall be borne by the Corporation. Following the Effective Date, or at such earlier time as a legend is no longer required for certain Shares, the Corporation will no later than three (3) trading days following the delivery by an Investor to the Corporation or the transfer agent (with notice to the Corporation) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and an opinion of counsel to the extent required by the transfer agent, (such third trading day, the “Legend Removal Date”) deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive and other legends. The Corporation may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section. Certificates for Shares subject to legend removal hereunder may be transmitted by the transfer agent to the Investors by crediting the account of the Investor’s prime broker with DTC as directed by such Investor.

4.2. Buy-In

If the Corporation shall fail for any reason or for no reason to issue to an Investor unlegended certificates within three (3) trading days of receipt of all documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to such Investor, if on or after the trading day immediately following such three (3) trading day period, such Investor purchases, or a broker through whom Investor has sold shares of Common Stock (a “Buy-In Broker”) purchases, (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that such Investor anticipated receiving from the Corporation without any restrictive legend (a “Buy-In”), then the Corporation shall, within three (3) business days after such Investor’s request and in such Investor’s sole discretion, either (i) pay cash to the Investor in an amount equal to such Investor’s or Buy-In Broker’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Corporation’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Investor a certificate or certificates representing such shares of Common Stock and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of shares of Common Stock, times (b) the closing bid price on the Deadline Date.

4.3. Furnishing of Information

Until all of the Shares may be sold pursuant to Rule 144, without the requirement for the Corporation to be in compliance with the current public information requirement under Rule 144, the Corporation will use reasonable best efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Corporation after the date hereof pursuant to the Exchange Act. As long as any Investor owns Shares, if the Corporation is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares under Rule 144. The Corporation further covenants that it will take such further action as any holder of Shares may reasonably request, to the extent required from time to time to enable such person to sell such Shares without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.4. Integration

The Corporation shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Corporation shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5. Securities Laws Disclosure; Publicity

By 9:00 a.m., New York City time, on the trading day immediately following the date hereof, the Corporation shall issue a press release (the “Press Release”) disclosing all material terms of the transactions contemplated hereby. On or before 9:00 a.m., New York City time, on the fourth trading day immediately following the date hereof, the Corporation will file a Current Report on Form 8-K with the Commission describing the terms of this Agreement (and including as exhibits to such Current Report on Form 8-K this Agreement and the Registration Rights Agreement). Notwithstanding the foregoing, the Corporation shall not publicly disclose the name of any Investor or an affiliate or an investment adviser of any Investor, or include the name of any Investor or an affiliate or an investment adviser of any Investor in any press release or filing with the Commission (other than the resale registration statement to be filed pursuant to the terms of the Registration Rights Agreement) or any regulatory agency or trading market, without the prior written consent of such Investor, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final transaction documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Staff of the Commission or trading market regulations, in which case the Corporation shall provide the Investors with prior written notice of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, no Investor shall be in possession of any material, non-public information received from the Corporation, any Subsidiary or any of their respective officers, directors, employees or agents, that is not disclosed in the Press Release. Each Investor, severally and not jointly with the other Investors, covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Corporation as described in this Section, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.6. Non-Public Information

Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, or as expressly required by any applicable securities law, the Corporation covenants and agrees that neither it, nor any other person acting on its behalf, will provide any Investor or its agents or counsel with any information that the Corporation believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Corporation understands and confirms that each Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Corporation.

4.7. Listing of Shares

The Corporation hereby agrees to use its best efforts to list the Shares on the New York Stock Exchange and to maintain the listing of the Shares on such trading market. The Corporation further agrees, if the Corporation applies to have the Common Stock traded on any other trading market, it will then include in such application all of the Shares, and will take such other reasonable action as is necessary to cause all of the Shares to be listed on such other trading market as promptly as possible. The Corporation will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a trading market and will comply in all respects with the Corporation’s reporting, filing and other obligations under the bylaws or rules of the trading market.

5.	CONDITIONS PRECEDENT TO CLOSING

The obligation of each Investor to acquire Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Investor (as to itself only):

(i) The representations and warranties of the Corporation contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(ii) The Corporation shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(iii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(iv) The Corporation shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares at the Closing, all of which shall be and remain so long as necessary in full force and effect.

(v) Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(vi) The Shares have been duly listed, subject to official notice of issuance, on the New York Stock Exchange.

(vii) The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the New York Stock Exchange from trading on the New York Stock Exchange nor shall suspension by the Commission or the New York Stock Exchange have been threatened, as of the Closing Date, either (A) in writing by the Commission or the New York Stock Exchange or (B) by falling below the minimum listing maintenance requirements of the New York Stock Exchange.

(viii) The Corporation shall have delivered the Corporation Deliverables in accordance with Section 1.3.

(ix) The Corporation shall have issued an aggregate of at least 4,347,826 Shares to Investors at Closing.

(x) This Agreement shall not have been terminated as to such Investor in accordance with Section 7.10 herein.

6.	INDEMNIFICATION OF INVESTORS

Subject to the provisions of this Section 6, the Corporation will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “ Investor Party ”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Corporation in this Agreement or (b) any action instituted against an Investor in any capacity, or any of them or their respective affiliates, by any stockholder of the Corporation who is not an affiliate of such Investor, with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a breach of such Investor’s representations, warranties or covenants under this Agreement or any violations by the Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Corporation in writing, and the Corporation shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Corporation in writing, (ii) the Corporation has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel (which if such opinion is disputed by the Corporation may be litigated hereunder), a material conflict on any material issue between the position of the Corporation and the position of such Investor Party, in which case the Corporation shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Corporation will not be liable to any Investor Party under this Agreement (y) for any settlement by a Investor Party effected without the Corporation’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s gross negligence, willful misconduct or breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement.

7.	MISCELLANEOUS

7.1.	Pronouns

All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the persons or entities may require.

7.2.	Notices

Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be given when personally delivered (including delivery by an express or overnight delivery service), when received by facsimile transmission (upon confirmation of receipt thereof) or when sent by registered mail, return receipt requested, addressed, if to the Investor, at the address appearing on the signature page hereof, and if to the Corporation, at:

WESTERN ALLIANCE BANCORPORATION 2700 West Sahara Avenue Las Vegas, Nevada 89102 Attention: Dale Gibbons Facsimile:(702) 252-3648 Telephone:(702) 248-4200
with copies (which shall not constitute notice) to:

WESTERN ALLIANCE BANCORPORATION
2701 E. Camelback Rd., Ste. 120
Phoenix, AZ 85016 Attention: Facsimile: Telephone:	Randall S. Theisen (602) 956-3027 (602) 952-5404

Hogan & Hartson L.L.P.
555 13th Street, NW
Washington, D.C.	20004-1109
Attention:	Daniel Keating
Facsimile:	(202) 637-5910
Telephone:	(202) 637-5490

or to such other address as may be furnished from time to time by notice given in accordance with this Section.
7.3.	Waiver

The failure of a party to exercise any right or remedy under this Agreement, or delay by a party in exercising same, will not operate as a waiver thereof. No waiver by a party will be effective unless and until it is in writing and signed by such party.

7.4.	Governing Law

This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York (but not including the choice-of-law rules thereof). This Agreement and the rights, powers and duties set forth herein shall be binding upon and shall inure to the benefit of the Corporation and each Investor, and their respective successors and assigns. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

7.5.	Assignment

This Agreement is not transferable or assignable by the Corporation or the Investors without the prior written consent of the other party. Notwithstanding the foregoing, any Investor may assign its rights hereunder in whole or in part to any person to whom such Investor assigns or transfers any Shares in compliance with applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the “Investors”.

7.6.	Entire Agreement; Amendments; Counterparts

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may be amended only by a writing executed by the Corporation and Investors holding a majority of the Shares purchased hereunder. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed by facsimile.

7.7.	Survival of Representations and Warranties

The warranties, representations and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Corporation.

7.8. Adjustments in Share Numbers and Prices

In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in this Agreement to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

7.9. Independent Nature of Investors’ Obligations and Rights

The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. The decision of each Investor to purchase Shares pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Corporation or any Subsidiary which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor and any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in its review and negotiation of this Agreement. The Corporation has elected to provide all Investors with the same terms for the convenience of the Corporation and not because it was required or requested to do so by any Investor.

7.10. Termination

This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by either the Corporation or any Investor (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the date that is ten (10) days after the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 7.10 shall not be available to any person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 7.10 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement. In the event of a termination pursuant to this Section, the Corporation shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section, the Corporation and the terminating Investor(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Investor will have any liability to any other Investor under this Agreement as a result therefrom.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Investor has executed this Agreement as of the date set forth below.

Dated: September , 2008 Signature of Investor or Authorized Signatory	If signature is by a trustee, executor,
administrator, guardian,
attorney-in-fact, officer or other person
acting in a fiduciary or representative
capacity, such person must set forth his
or her full title below under “Capacity”
and submit evidence satisfactory to the
Corporation of such person’s authority to
so act.
THE FOREGOING SUBSCRIPTION IS ACCEPTED AS OF SEPTEMBER , 2008:
Dated: September , 2008 Signature of Co-Investor (if any)	WESTERN ALLIANCE BANCORPORATION By: — Name:
Its:

ADDITIONAL INFORMATION TO BE COMPLETED BY INVESTOR:
(Please print or type)

Name of Investor:

Name of Co-Investor (if any):

Circle one: joint or co-tenant
Name of Authorized Signatory (if applicable):

Capacity:

Number of Shares Subscribed For:	Shares

Aggregate Purchase Price (Subscription Amount):	$

Investor’s Residence Address:

Telephone:

Facsimile:

Investor’s Mailing Address (if different):

Telephone:_

Facsimile:

Investor’s Taxpayer ID/Social Security Number: